JACKSON NATIONAL LIFE INSURANCE COMPANY

                  Limited Power of Attorney



Each of the undersigned, as directors of Jackson National Life Insurance Company ("Jackson"), constitute and appoint Mark D. Nerud,
Daniel W. Koors, Susan S. Rhee, and Steven J. Fredricks, officers of the "JNL Funds," each of them individually, as his attorneys-in fact, each with power of substitution, in any and all capacities, to sign any regulatory filings under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission and all appropriate state or federal regulatory authorities for the Jackson insurance company separate accounts.

IN WITNESS WHEREOF, the undersigned have executed this Limited
Power of Attorney as of December 1, 2016.



/s/Barry L. Stowe				/s/Dennis J. Manning
BARRY L. STOWE					DENNIS J. MANNING


/s/Morten N. Fris				/s/P. Chad Myers
MORTEN N. FRIIS				P. CHAD MYERS

/s/Bradley O. Harris			/s/James R. Sopha
BRADLEY O. HARRIS				JAMES R. SOPHA

/s/James J. Scanlan
JAMES J. SCANLAN